First Internet Bancorp Reports Fourth Quarter and Full Year 2021 Results

Highlights for the fourth quarter and full year 2021 include:

•Record annual net income and diluted earnings per share of $48.1 million and $4.82, respectively

•Quarterly net income of $12.5 million, compared to $12.1 million for the third quarter of 2021 and $11.1 million for the fourth quarter of 2020

•Quarterly diluted earnings per share of $1.25, up 3.3% over the third quarter of 2021 and 11.6% over the fourth quarter of 2020

•Quarterly adjusted net income of $13.0 million, or $1.30 per diluted share, when excluding an IT contract termination fee and acquisition-related expenses

•Total quarterly revenue of $31.2 million, an 8.6% increase from the third quarter of 2021 and a 1.0% decrease from the fourth quarter of 2020

•Net interest margin and fully-taxable equivalent net interest margin both increased 30 basis points (“bps”)from the third quarter of 2021

•Repurchased 100,000 shares at an average price of $44.36 during the quarter

Fishers, Indiana, January 19, 2022 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the fourth quarter and full year ended December 31, 2021. Net income for the fourth quarter of 2021 was $12.5 million, or $1.25 diluted earnings per share. This compares to net income of $12.1 million, or $1.21 diluted earnings per share, for the third quarter of 2021, and net income of $11.1 million, or $1.12 diluted earnings per share, for the fourth quarter of 2020.

For the full year ended December 31, 2021, net income was a record $48.1 million and diluted earnings per share were a record $4.82, compared to net income of $29.5 million and diluted earnings per share of $2.99 for the year ended December 31, 2020.

“We generated record annual net income for 2021, closing out our 22nd year on a high note and paving the path for a bright future ahead,” said David Becker, Chairman and Chief Executive Officer. “Over the course of the year, we built momentum on several fronts. Our expanding national SBA platform steadily gained traction and contributed to our year-over-year revenue growth, while our recently formed franchise finance business funded over $80 million in loans in conjunction with our partner ApplePie Capital. Solid pipelines in SBA, franchise finance, construction and other key business lines position us well for the year ahead.

“With respect to our strategies designed to build sustainable fee revenue, our transformational acquisition of First Century Bancorp, announced in November, will add several attractive and scalable business lines, providing us multiple growth opportunities, a further diversified revenue profile and access to a stable, low-cost deposit base,” Mr. Becker added. “This is a compelling, strategic acquisition that we believe will bolster the combined company’s long-term earnings power.

“Looking forward, we plan to further build out our national small business platform, integrate First Century Bancorp and expand our banking-as-a-service capabilities, as evidenced by our recently announced partnership with Synctera. We will also continue to look for Fintech partners that will help to further position us as a premier technology-forward digital financial services provider.”

Mr. Becker concluded, “I want to thank the entire First Internet team for their exceptional work this year. We foster a workplace culture that promotes innovation and collaboration, and we all aspire to have a more meaningful and lasting positive impact on our customers and the communities we call home. We were named one of the “Best Banks to Work For” by American Banker for the ninth consecutive year, a recognition that amplifies our success attracting, developing and retaining a talented, diverse and dedicated workforce.”

Net Interest Income and Net Interest Margin
Net interest income for the fourth quarter of 2021 was $23.5 million, compared to $20.9 million for the third quarter of 2021, and $18.9 million for the fourth quarter of 2020. On a fully-taxable equivalent basis, net interest income for the fourth quarter of 2021 was $24.9 million, compared to $22.3 million for the third quarter of 2021, and $20.3 million for the fourth quarter of 2020.

Total interest income for the fourth quarter of 2021 was $34.2 million, an increase of 3.5% compared to the third quarter of 2021, and an increase of 1.6% compared to the fourth quarter of 2020. On a fully-taxable equivalent basis, total interest income for the fourth quarter of 2021 was $35.5 million, an increase of 3.3% compared to the third quarter of 2021, and an increase of 1.4% compared to the fourth quarter of 2020. The increase in total interest income compared to the third quarter of 2021 was driven primarily by an 18 bp increase in the yield on average interest-earning assets, partially offset by a 2.2% decrease in the average balance of those assets. The yield on interest-earning assets for the fourth quarter of 2021 increased to 3.34% from 3.16% in the linked quarter due primarily to an increase in loan fee income as well as higher yields on new loan production. Average loan balances decreased $9.3 million, or 0.3%, while the average balance of securities and other earning assets decreased $35.8 million and $47.4 million, respectively.

Total interest expense for the fourth quarter of 2021 was $10.7 million, a decrease of 11.8% compared to the third quarter of 2021, and a decrease of 27.7% compared to the fourth quarter of 2020. The decrease in total interest expense compared to the linked quarter was due primarily to a 51 bp decline in the cost of other borrowed funds and a 6 bp decline in the cost of interest-bearing deposits. The decrease in the cost of other borrowed funds reflects the recognition of $0.8 million of pre-tax costs associated with the redemption of subordinated notes in the third quarter of 2021.

During the fourth quarter of 2021, the cost of non-maturity deposits remained stable compared to the linked quarter while the average balance of these deposits decreased $31.7 million, or 1.8%. Furthermore, the cost of certificates and brokered deposits decreased by 12 bps and average balances decreased by $73.5 million, or 5.3%. During the fourth quarter of 2021, new certificates of deposit were originated at a weighted average cost of 40 bps while maturing certificates of deposit had a weighted average cost of 146 bps, a difference of 106 bps.

Net interest margin (“NIM”) improved to 2.30% for the fourth quarter of 2021, up from 2.00% for the third quarter of 2021 and 1.78% in the fourth quarter of 2020. Fully-taxable equivalent NIM (“FTE NIM”) increased by 30 bps to 2.43% for the fourth quarter of 2021, up from 2.13% for the third quarter of 2021 and 1.91% in the fourth quarter of 2020. The increases in NIM and FTE NIM compared to the linked quarter were driven primarily by a combination of higher average loan yields and lower interest-bearing deposit costs, as well as the effect of lower securities and cash balances.

Noninterest Income
Noninterest income for the fourth quarter of 2021 was $7.7 million, compared to $7.8 million for the third quarter of 2021 and $12.7 million for the fourth quarter of 2020. The slight decrease compared to the linked quarter was driven primarily by lower revenues from mortgage banking activities, partially offset by an increase in gain on sale of loans. Gain on sale of loans totaled $4.1 million for the quarter, increasing $1.4 million compared to the third quarter of 2021, driven by a $0.9 million gain on the sale of $20.1 million of single tenant lease financing loans as well as a higher amount of U.S. Small Business Administration (“SBA”) 7(a) guaranteed loan sales in the quarter. Mortgage banking revenue totaled $2.8 million for the fourth quarter of 2021, down $1.1 million from the linked quarter due to a decrease in interest rate locks, sold loan volume and margins.

Noninterest Expense
Noninterest expense for the fourth quarter of 2021 was $17.0 million, compared to $14.5 million for both the third quarter of 2021 and the fourth quarter of 2020. The increase of $2.5 million, or 17.3%, compared to the linked quarter was due primarily to higher salaries and employee benefits, consulting and professional fees and premises and equipment. The higher salaries and employee benefits expense was due mainly to higher incentive compensation in the Company’s small business lending division, higher medical claims expense and increased headcount. The increase in consulting and professional fees was primarily due to $0.2 million of acquisition-related expenses as well as the timing of third party external loan reviews. The increase in premises and equipment was driven primarily by a $0.5 million termination fee related to an information technology contract.

Income Taxes
The Company reported an income tax expense of $2.0 million for the fourth quarter of 2021 and an effective tax rate of 13.8%, compared to an income tax expense of $2.2 million and an effective tax rate of 15.5% for the third quarter of 2021 and an income tax expense of $3.1 million and an effective tax rate of 21.6% for the fourth quarter of 2020.

Loans and Credit Quality
Total loans as of December 31, 2021 were $2.9 billion, a decrease of $48.5 million, or 1.7%, compared to September 30, 2021, and a decrease of $171.6 million, or 5.6%, compared to December 31, 2020. Total commercial loan balances were $2.4 billion as of December 31, 2021, a decrease of $41.6 million, or 1.7%, compared to September 30, 2021 and a decrease of $151.8 million, or 6.0%, compared to December 31, 2020. Compared to the linked quarter, the decline in commercial loan balances was driven primarily by net payoffs in single tenant lease financing, healthcare finance, owner-occupied commercial real estate, commercial and industrial and public finance loans as well as the sale of single tenant lease financing loans discussed above. These items were partially offset by growth in franchise finance, construction and small business lending.

Total consumer loan balances were $469.9 million as of December 31, 2021, a decrease of $5.2 million, or 1.1%, compared to September 30, 2021 and a decrease of $12.4 million, or 2.6%, compared to December 31, 2020. The decrease compared to the linked quarter was due to prepayment activity in the residential mortgage, trailers and other consumer loan portfolios.

Total delinquencies 30 days or more past due decreased to 0.04% of total loans as of December 31, 2021, down from 0.06% as of September 30, 2021 and down from 0.17% as of December 31, 2020. Overall credit quality improved as nonperforming loans to total loans was 0.26% as of December 31, 2021, compared to 0.27% at September 30, 2021 and 0.33% as of December 31, 2020.

The allowance for loan losses as a percentage of total loans was 0.96% as of December 31, 2021, or 0.97% when excluding PPP loans, compared to 0.95% and 0.96%, respectively, as of September 30, 2021 and 0.96% and 0.98%, respectively, as of December 31, 2020.

Net recoveries of $0.1 million were recognized during the fourth quarter of 2021, resulting in net recoveries to average loans of 0.01%, compared to net charge-offs to average loans of 0.01% for the third quarter of 2021 and 0.04% for the fourth quarter of 2020. The provision for loan losses in the fourth quarter of 2021 was a benefit of $0.2 million, compared to a benefit of $29,000 for the third quarter of 2021 and a provision of $2.9 million for the fourth quarter of 2020. The benefit recognized in the fourth quarter of 2021 primarily reflects the decrease in loan balances, partially offset by adjustments to qualitative factors that increased the overall allowance as a percentage of loans.

Capital
As of December 31, 2021, total shareholders’ equity was $380.3 million, an increase of $9.9 million, or 2.7%, compared to September 30, 2021, due primarily to the net income earned during the quarter and a decrease in accumulated other comprehensive loss, partially offset by stock repurchase activity during the quarter. Book value per common share increased to $38.99 as of December 30, 2021, up from $37.59 as of September 30, 2021 and $33.77 as of December 31, 2020. Tangible book value per share increased to $38.51, up from $37.12 and $33.29, each as of the same reference dates.

In connection with its recently announced stock repurchase program, the Company repurchased 100,000 shares of its common stock during the fourth quarter of 2021 at an average price of $44.36 per share.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of December 31, 2021.

	As of December 31, 2021
	Company	Bank

Total shareholders' equity to assets	9.03%	10.17%
Tangible common equity to tangible assets [1]	8.93%	10.07%
Tier 1 leverage ratio [2]	9.22%	10.37%
Common equity tier 1 capital ratio [2]	12.92%	14.55%
Tier 1 capital ratio [2]	12.92%	14.55%
Total risk-based capital ratio [2]	17.36%	15.48%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 12:00 p.m. Eastern Time on Thursday, January 20, 2022 to discuss its quarterly and full year financial results. The call can be accessed via telephone at (888) 348-3664. A recorded replay can be accessed through February 21, 2022 by dialing (877) 344-7529; passcode: 6205278.

Additionally, interested parties can listen to a live webcast of the call on Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $4.2 billion as of December 31, 2021. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The Bank provides consumer and small business deposit, SBA financing, residential mortgage loans, consumer loans, and specialty finance services nationally as well as commercial real estate loans, construction loans, commercial and industrial loans, and treasury management services on a regional basis. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release may contain forward-looking statements, including statements with respect to the pending acquisition of First Century Bancorp and its effects on the future performance of the Company and the Bank, the expected timing of completion of the transaction and other statements concerning the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “confidence in,” “continue,” “could,” “designed,” “effort,” “estimate,” “expect,” “help,” “intend,” “looking forward,” “may,” “opportunities,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “working on,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: the effects of the COVID-19 global pandemic and other adverse public health developments on the economy, our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA, healthcare finance and franchise finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; execution of pending and future acquisition, reorganization or disposition transactions, including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions; the failure of any of the closing conditions in the definitive merger agreement with First Century Bancorp to be satisfied on a timely basis or at all; fluctuations in interest rates; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, net interest income – FTE, adjusted net interest income, adjusted net interest income – FTE, net interest margin – FTE, adjusted net interest margin, adjusted net interest margin – FTE, allowance for loan losses to loans, excluding PPP loans, adjusted total revenue, adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity and adjusted effective income tax rate are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Director of Corporate Administration	President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Net income	$12,478	$12,090	$11,090	$48,114	$29,453

Per share and share information
Earnings per share - basic	$1.26	$1.22	$1.12	$4.85	$2.99
Earnings per share - diluted	1.25	1.21	1.12	4.82	2.99
Dividends declared per share	0.06	0.06	0.06	0.24	0.24
Book value per common share	38.99	37.59	33.77	38.99	33.77
Tangible book value per common share [1]	38.51	37.12	33.29	38.51	33.29
Common shares outstanding	9,754,455	9,854,153	9,800,569	9,754,455	9,800,569
Average common shares outstanding:
Basic	9,903,856	9,936,237	9,883,609	9,918,083	9,840,205
Diluted	9,989,951	9,988,102	9,914,022	9,976,261	9,842,425
Performance ratios
Return on average assets	1.19%	1.12%	1.02%	1.14%	0.69%
Return on average shareholders' equity	13.14%	13.10%	13.64%	13.44%	9.39%
Return on average tangible common equity [1]	13.30%	13.27%	13.84%	13.61%	9.53%
Net interest margin	2.30%	2.00%	1.78%	2.11%	1.55%
Net interest margin - FTE [1,2]	2.43%	2.13%	1.91%	2.25%	1.68%
Capital ratios [3]
Total shareholders' equity to assets	9.03%	8.71%	7.79%	9.03%	7.79%
Tangible common equity to tangible assets [1]	8.93%	8.61%	7.69%	8.93%	7.69%
Tier 1 leverage ratio	9.22%	8.86%	7.95%	9.22%	7.95%
Common equity tier 1 capital ratio	12.92%	12.62%	11.31%	12.92%	11.31%
Tier 1 capital ratio	12.92%	12.62%	11.31%	12.92%	11.31%
Total risk-based capital ratio	17.36%	17.04%	14.91%	17.36%	14.91%
Asset quality
Nonperforming loans	$7,401	$7,851	$10,183	$7,401	$10,183
Nonperforming assets	8,618	9,039	10,218	8,618	10,218
Nonperforming loans to loans	0.26%	0.27%	0.33%	0.26%	0.33%
Nonperforming assets to total assets	0.20%	0.21%	0.24%	0.20%	0.24%
Allowance for loan losses to:
Loans	0.96%	0.95%	0.96%	0.96%	0.96%
Loans, excluding PPP loans [1]	0.97%	0.96%	0.98%	0.97%	0.98%
Nonperforming loans	376.2%	356.6%	289.5%	376.2%	289.5%
Net (recoveries) charge-offs to average loans	(0.01%)	0.01%	0.04%	0.09%	0.06%
Average balance sheet information
Loans	$2,914,858	$2,933,654	$3,070,476	$2,972,224	$2,985,611
Total securities	677,580	713,342	582,425	629,095	626,022
Other earning assets	431,621	479,051	532,466	466,608	523,788
Total interest-earning assets	4,056,254	4,148,726	4,219,142	4,094,935	4,175,799
Total assets	4,177,578	4,265,189	4,316,207	4,205,926	4,263,798
Noninterest-bearing deposits	113,887	104,161	86,836	101,825	74,277
Interest-bearing deposits	3,032,435	3,137,728	3,258,269	3,098,706	3,224,657
Total deposits	3,146,322	3,241,889	3,345,105	3,200,531	3,298,934
Shareholders' equity	376,832	366,187	323,464	358,105	313,763
1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited, except for December 31, 2020)
Dollar amounts in thousands
	December 31, 2021	September 30, 2021	December 31, 2020
Assets
Cash and due from banks	$7,492	$4,932	$7,367
Interest-bearing deposits	435,468	402,583	412,439
Securities available-for-sale, at fair value	603,044	634,007	497,628
Securities held-to-maturity, at amortized cost	59,565	62,129	68,223
Loans held-for-sale	47,745	43,970	39,584
Loans	2,887,662	2,936,148	3,059,231
Allowance for loan losses	(27,841)	(28,000)	(29,484)
Net loans	2,859,821	2,908,148	3,029,747
Accrued interest receivable	16,037	14,866	17,416
Federal Home Loan Bank of Indianapolis stock	25,650	25,650	25,650
Cash surrender value of bank-owned life insurance	38,900	38,660	37,952
Premises and equipment, net	59,842	52,700	37,590
Goodwill	4,687	4,687	4,687
Servicing asset	4,702	4,412	3,569
Other real estate owned	1,188	1,188	—
Accrued income and other assets	46,853	54,360	64,304
Total assets	$4,210,994	$4,252,292	$4,246,156

Liabilities
Noninterest-bearing deposits	$117,531	$110,117	$96,753
Interest-bearing deposits	3,061,428	3,114,478	3,174,132
Total deposits	3,178,959	3,224,595	3,270,885
Advances from Federal Home Loan Bank	514,922	514,920	514,916
Subordinated debt	104,231	104,156	79,603
Accrued interest payable	2,018	1,568	1,439
Accrued expenses and other liabilities	30,526	36,611	48,369
Total liabilities	3,830,656	3,881,850	3,915,212
Shareholders' equity
Voting common stock	218,946	223,059	221,408
Retained earnings	172,431	160,551	126,732
Accumulated other comprehensive loss	(11,039)	(13,168)	(17,196)
Total shareholders' equity	380,338	370,442	330,944
Total liabilities and shareholders' equity	$4,210,994	$4,252,292	$4,246,156

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited, except for the twelve months ended December 31, 2020)
Dollar amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Interest income
Loans	$31,621	$30,126	$30,930	$123,467	$120,628
Securities - taxable	1,973	2,297	1,988	7,970	11,123
Securities - non-taxable	236	241	318	1,017	1,728
Other earning assets	362	370	407	1,429	3,380
Total interest income	34,192	33,034	33,643	133,883	136,859
Interest expense
Deposits	6,399	7,090	10,577	29,822	55,976
Other borrowed funds	4,288	5,025	4,201	17,505	16,342
Total interest expense	10,687	12,115	14,778	47,327	72,318
Net interest income	23,505	20,919	18,865	86,556	64,541
(Benefit) provision for loan losses	(238)	(29)	2,864	1,030	9,325
Net interest income after (benefit) provision for loan losses	23,743	20,948	16,001	85,526	55,216
Noninterest income
Service charges and fees	292	276	206	1,114	824
Loan servicing revenue	544	511	379	1,934	1,159
Loan servicing asset revaluation	(400)	(274)	(60)	(1,069)	(432)
Mortgage banking activities	2,776	3,850	7,987	15,050	24,693
Gain on sale of loans	4,137	2,719	3,702	11,598	8,298
Gain on sale of securities	—	—	—	—	139
Gain on sale of premises and equipment	—	—	—	2,523	—
Other	345	731	443	1,694	1,655
Total noninterest income	7,694	7,813	12,657	32,844	36,336
Noninterest expense
Salaries and employee benefits	10,183	9,316	9,135	38,223	34,231
Marketing, advertising and promotion	896	813	443	3,261	1,654
Consulting and professional fees	1,262	728	788	4,054	3,511
Data processing	425	380	426	1,649	1,528
Loan expenses	654	383	630	2,112	2,036
Premises and equipment	2,188	1,687	1,601	7,063	6,396
Deposit insurance premium	283	230	450	1,213	1,810
Write-down of other real estate owned	—	—	—	—	2,065
Other	1,064	914	1,040	4,223	4,423
Total noninterest expense	16,955	14,451	14,513	61,798	57,654
Income before income taxes	14,482	14,310	14,145	56,572	33,898
Income tax provision	2,004	2,220	3,055	8,458	4,445
Net income	$12,478	$12,090	$11,090	$48,114	$29,453

Per common share data
Earnings per share - basic	$1.26	$1.22	$1.12	$4.85	$2.99
Earnings per share - diluted	$1.25	$1.21	$1.12	$4.82	$2.99
Dividends declared per share	$0.06	$0.06	$0.06	$0.24	$0.24
All periods presented have been reclassified to conform to the current period classification

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$2,947,053	$31,621	4.26%	$2,956,333	$30,126	4.04%	$3,104,251	$30,930	3.96%
Securities - taxable	595,024	1,973	1.32%	629,101	2,297	1.45%	492,573	1,988	1.61%
Securities - non-taxable	82,556	236	1.13%	84,241	241	1.14%	89,852	318	1.41%
Other earning assets	431,621	362	0.33%	479,051	370	0.31%	532,466	407	0.30%
Total interest-earning assets	4,056,254	34,192	3.34%	4,148,726	33,034	3.16%	4,219,142	33,643	3.17%
Allowance for loan losses	(27,946)			(28,127)			(27,805)
Noninterest-earning assets	149,270			144,590			124,870
Total assets	$4,177,578			$4,265,189			$4,316,207

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$210,283	$158	0.30%	$198,637	$150	0.30%	$165,815	$156	0.37%
Savings accounts	63,575	58	0.36%	62,195	56	0.36%	49,209	54	0.44%
Money market accounts	1,453,447	1,507	0.41%	1,498,218	1,532	0.41%	1,369,543	1,655	0.48%
Certificates and brokered deposits	1,305,130	4,676	1.42%	1,378,678	5,352	1.54%	1,673,702	8,712	2.07%
Total interest-bearing deposits	3,032,435	6,399	0.84%	3,137,728	7,090	0.90%	3,258,269	10,577	1.29%
Other borrowed funds	619,115	4,288	2.75%	611,975	5,025	3.26%	591,806	4,201	2.82%
Total interest-bearing liabilities	3,651,550	10,687	1.16%	3,749,703	12,115	1.28%	3,850,075	14,778	1.53%
Noninterest-bearing deposits	113,887			104,161			86,836
Other noninterest-bearing liabilities	35,309			45,138			55,832
Total liabilities	3,800,746			3,899,002			3,992,743
Shareholders' equity	376,832			366,187			323,464
Total liabilities and shareholders' equity	$4,177,578			$4,265,189			$4,316,207

Net interest income		$23,505			$20,919			$18,865

Interest rate spread			2.18%			1.88%			1.64%
Net interest margin			2.30%			2.00%			1.78%
Net interest margin - FTE [2,3]			2.43%			2.13%			1.91%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Twelve Months Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest/Dividends	Yield/Cost	Average Balance	Interest/Dividends	Yield/Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$2,999,232	$123,467	4.12%	$3,025,989	$120,628	3.99%
Securities - taxable	544,613	7,970	1.46%	530,849	11,123	2.10%
Securities - non-taxable	84,482	1,017	1.20%	95,173	1,728	1.82%
Other earning assets	466,608	1,429	0.31%	523,788	3,380	0.65%
Total interest-earning assets	4,094,935	133,883	3.27%	4,175,799	136,859	3.28%
Allowance for loan losses	(29,068)			(24,660)
Noninterest-earning assets	140,059			112,659
Total assets	$4,205,926			$4,263,798

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$195,699	$583	0.30%	$145,207	$840	0.58%
Savings accounts	56,967	203	0.36%	40,593	303	0.75%
Money market accounts	1,434,829	5,892	0.41%	1,156,084	11,381	0.98%
Certificates and brokered deposits	1,411,211	23,144	1.64%	1,882,773	43,452	2.31%
Total interest-bearing deposits	3,098,706	29,822	0.96%	3,224,657	55,976	1.74%
Other borrowed funds	600,035	17,505	2.92%	586,372	16,342	2.79%
Total interest-bearing liabilities	3,698,741	47,327	1.28%	3,811,029	72,318	1.90%
Noninterest-bearing deposits	101,825			74,277
Other noninterest-bearing liabilities	47,255			64,729
Total liabilities	3,847,821			3,950,035
Shareholders' equity	358,105			313,763
Total liabilities and shareholders' equity	$4,205,926			$4,263,798

Net interest income		$86,556			$64,541

Interest rate spread			1.99%			1.38%
Net interest margin			2.11%			1.55%
Net interest margin - FTE [2,3]			2.25%			1.68%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Dollar amounts in thousands
	December 31, 2021		September 30, 2021		December 31, 2020
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$96,008	3.3%	$107,142	3.6%	$75,387	2.5%
Owner-occupied commercial real estate	66,732	2.3%	84,819	2.9%	89,785	2.9%
Investor commercial real estate	28,019	1.0%	28,505	1.0%	13,902	0.5%
Construction	136,619	4.7%	115,414	3.9%	110,385	3.6%
Single tenant lease financing	865,854	30.0%	921,998	31.5%	950,172	31.1%
Public finance	592,665	20.5%	601,738	20.5%	622,257	20.3%
Healthcare finance	387,852	13.4%	417,388	14.2%	528,154	17.3%
Small business lending	108,666	3.8%	102,889	3.5%	125,589	4.1%
Franchise finance	81,448	2.8%	25,598	0.9%	—	—%
Total commercial loans	2,363,863	81.8%	2,405,491	82.0%	2,515,631	82.3%

Consumer loans
Residential mortgage	186,770	6.5%	188,750	6.4%	186,787	6.1%
Home equity	17,665	0.6%	17,960	0.6%	19,857	0.6%
Trailers	146,267	5.1%	147,806	5.0%	144,493	4.7%
Recreational vehicles	90,654	3.1%	90,192	3.1%	94,405	3.1%
Other consumer loans	28,557	1.0%	30,398	1.0%	36,794	1.2%
Total consumer loans	469,913	16.3%	475,106	16.1%	482,336	15.7%

Net deferred loan fees, premiums, discounts and other [1]	53,886	1.9%	55,551	1.9%	61,264	2.0%

Total loans	$2,887,662	100.0%	$2,936,148	100.0%	$3,059,231	100.0%

	December 31, 2021		September 30, 2021		December 31, 2020
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$117,532	3.7%	$110,117	3.4%	$96,753	3.0%
Interest-bearing demand deposits	247,966	7.8%	201,557	6.3%	188,645	5.8%
Savings accounts	59,998	1.9%	66,762	2.1%	43,200	1.3%
Money market accounts	1,483,936	46.7%	1,479,358	45.8%	1,350,566	41.3%
Certificates of deposits	970,107	30.5%	1,043,898	32.4%	1,289,319	39.4%
Brokered deposits	299,420	9.4%	322,903	10.0%	302,402	9.2%
Total deposits	$3,178,959	100.0%	$3,224,595	100.0%	$3,270,885	100.0%
1 Includes carrying value adjustments of $37.5 million, $38.9 million and $42.7 million related to terminated interest rate swaps associated with public finance loans as of December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Total equity - GAAP	$380,338	$370,442	$330,944	$380,338	$330,944
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$375,651	$365,755	$326,257	$375,651	$326,257

Total assets - GAAP	$4,210,994	$4,252,292	$4,246,156	$4,210,994	$4,246,156
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$4,206,307	$4,247,605	$4,241,469	$4,206,307	$4,241,469

Common shares outstanding	9,754,455	9,854,153	9,800,569	9,754,455	9,800,569

Book value per common share	$38.99	$37.59	$33.77	$38.99	$33.77
Effect of goodwill	(0.48)	(0.47)	(0.48)	(0.48)	(0.48)
Tangible book value per common share	$38.51	$37.12	$33.29	$38.51	$33.29

Total shareholders' equity to assets	9.03%	8.71%	7.79%	9.03%	7.79%
Effect of goodwill	(0.10%)	(0.10%)	(0.10%)	(0.10%)	(0.10%)
Tangible common equity to tangible assets	8.93%	8.61%	7.69%	8.93%	7.69%

Total average equity - GAAP	$376,832	$366,187	$323,464	$358,105	$313,763
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$372,145	$361,500	$318,777	$353,418	$309,076

Return on average shareholders' equity	13.14%	13.10%	13.64%	13.44%	9.39%
Effect of goodwill	0.16%	0.17%	0.20%	0.17%	0.14%
Return on average tangible common equity	13.30%	13.27%	13.84%	13.61%	9.53%

Total interest income	$34,192	$33,034	$33,643	$133,883	$136,859
Adjustments:
Fully-taxable equivalent adjustments [1]	1,348	1,356	1,400	5,453	5,796
Total interest income - FTE	$35,540	$34,390	$35,043	$139,336	$142,655

Net interest income	$23,505	$20,919	$18,865	$86,556	$64,541
Adjustments:
Fully-taxable equivalent adjustments [1]	1,348	1,356	1,400	5,453	5,796
Net interest income - FTE	$24,853	$22,275	$20,265	$92,009	$70,337

Net interest income	$23,505	$20,919	$18,865	$86,556	$64,541
Adjustments:
Subordinated debt redemption cost	—	810	—	810	—
Adjusted net interest income	$23,505	$21,729	$18,865	$87,366	$64,541

Net interest income	$23,505	$20,919	$18,865	$86,556	$64,541
Adjustments:
Fully-taxable equivalent adjustments [1]	1,348	1,356	1,400	5,453	5,796
Subordinated debt redemption cost	—	810	—	810	—
Adjusted net interest income - FTE	$24,853	$23,085	$20,265	$92,819	$70,337

Net interest margin	2.30%	2.00%	1.78%	2.11%	1.55%
Effect of fully-taxable equivalent adjustments [1]	0.13%	0.13%	0.13%	0.14%	0.13%
Net interest margin - FTE	2.43%	2.13%	1.91%	2.25%	1.68%

Net interest margin	2.30%	2.00%	1.78%	2.11%	1.55%
Effect of subordinated debt redemption cost	0.00%	0.08%	0.00%	0.02%	0.00%
Adjusted net interest margin	2.30%	2.08%	1.78%	2.13%	1.55%

Net interest margin	2.30%	2.00%	1.78%	2.11%	1.55%
Effect of fully-taxable equivalent adjustments [1]	0.13%	0.13%	0.13%	0.14%	0.13%
Effect of subordinated debt redemption cost	0.00%	0.08%	0.00%	0.02%	0.00%
Adjusted net interest margin - FTE	2.43%	2.21%	1.91%	2.27%	1.68%

Allowance for loan losses	$27,841	$28,000	$29,484	$27,841	$29,484

Loans	$2,887,662	$2,936,148	$3,059,231	$2,887,662	$3,059,231
Adjustments:
PPP loans	(3,152)	(14,981)	(50,554)	(3,152)	(50,554)
Loans, excluding PPP loans	$2,884,510	$2,921,167	$3,008,677	$2,884,510	$3,008,677

Allowance for loan losses to loans	0.96%	0.95%	0.96%	0.96%	0.96%
Effect of PPP loans	0.01%	0.01%	0.02%	0.01%	0.02%
Allowance for loan losses to loans, excluding PPP loans	0.97%	0.96%	0.98%	0.97%	0.98%

1 Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Total revenue - GAAP	$31,199	$28,732	$31,522	$119,400	$100,877
Adjustments:
Gain on sale of premises and equipment	—	—	—	(2,523)	—
Subordinated debt redemption cost	—	810	—	810	—
Adjusted total revenue	$31,199	$29,542	$31,522	$117,687	$100,877

Noninterest income - GAAP	$7,694	$7,813	$12,657	$32,844	$36,336
Adjustments:
Gain on sale of premises and equipment	—	—	—	(2,523)	—
Adjusted noninterest income	$7,694	$7,813	$12,657	$30,321	$36,336

Noninterest expense - GAAP	$16,955	$14,451	$14,513	$61,798	$57,654
Adjustments:
Acquisition-related expenses	(163)	—	—	(163)	—
IT termination fee	(475)	—	—	(475)	—
Adjusted noninterest expense	$16,317	$14,451	$14,513	$61,160	$57,654

Income before income taxes - GAAP	$14,482	$14,310	$14,145	$56,572	$33,898
Adjustments:
Write-down of other real estate owned	—	—	—	—	2,065
Gain on sale of premises and equipment	—	—	—	(2,523)	—
Subordinated debt redemption cost	—	810	—	810	—
Acquisition-related expenses	163	—	—	163	—
IT termination fee	475	—	—	475	—
Adjusted income before income taxes	$15,120	$15,120	$14,145	$55,497	$35,963

Income tax provision - GAAP	$2,004	$2,220	$3,055	$8,458	$4,445
Adjustments:
Write-down of other real estate owned	—	—	—	—	434
Gain on sale of premises and equipment	—	—	—	(530)	—
Subordinated debt redemption cost	—	170	—	170	—
Acquisition-related expenses	34	—	—	34	—
IT termination fee	100	—	—	100	—
Adjusted income tax provision	$2,138	$2,390	$3,055	$8,232	$4,879

Net income - GAAP	$12,478	$12,090	$11,090	$48,114	$29,453
Adjustments:
Write-down of other real estate owned	—	—	—	—	1,631
Gain on sale of premises and equipment	—	—	—	(1,993)	—
Subordinated debt redemption cost	—	640	—	640	—
Acquisition-related expenses	129	—	—	129	—
IT termination fee	375	—	—	375	—
Adjusted net income	$12,982	$12,730	$11,090	$47,265	$31,084

Diluted average common shares outstanding	$9,989,951	$9,988,102	$9,914,022	$9,976,261	$9,842,425

Diluted earnings per share - GAAP	$1.25	$1.21	$1.12	$4.82	$2.99
Adjustments:
Effect of write-down of other real estate owned	—	—	—	—	0.17
Effect of gain on sale of premises and equipment	—	—	—	(0.19)	—
Effect of subordinated debt redemption cost	—	0.06	—	0.06	—
Effect of acquisition-related expenses	0.01	—	—	0.01	—
Effect of IT termination fee	0.04	—	—	0.04	—
Adjusted diluted earnings per share	$1.30	$1.27	$1.12	$4.74	$3.16

Return on average assets	1.19%	1.12%	1.02%	1.14%	0.69%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.00%	0.04%
Effect of gain on sale of premises and equipment	0.00%	0.00%	0.00%	(0.05%)	0.00%
Effect of subordinated debt redemption cost	0.00%	0.06%	0.00%	0.02%	0.00%
Effect of acquisition-related expenses	0.01%	0.00%	0.00%	0.00%	0.00%
Effect of IT termination fee	0.04%	0.00%	0.00%	0.01%	0.00%
Adjusted return on average assets	1.24%	1.18%	1.02%	1.12%	0.73%

Return on average shareholders' equity	13.14%	13.10%	13.64%	13.44%	9.39%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.00%	0.52%
Effect of gain on sale of premises and equipment	0.00%	0.00%	0.00%	(0.56%)	0.00%
Effect of subordinated debt redemption cost	0.00%	0.69%	0.00%	0.18%	0.00%
Effect of acquisition-related expenses	0.14%	0.00%	0.00%	0.04%	0.00%
Effect of IT termination fee	0.39%	0.00%	0.00%	0.10%	0.00%
Adjusted return on average shareholders' equity	13.67%	13.79%	13.64%	13.20%	9.91%

Return on average tangible common equity	13.30%	13.27%	13.84%	13.61%	9.53%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.00%	0.53%
Effect of gain on sale of premises and equipment	0.00%	0.00%	0.00%	(0.56%)	0.00%
Effect of subordinated debt redemption cost	0.00%	0.70%	0.00%	0.18%	0.00%
Effect of acquisition-related expenses	0.14%	0.00%	0.00%	0.04%	0.00%
Effect of IT termination fee	0.40%	0.00%	0.00%	0.10%	0.00%
Adjusted return on average tangible common equity	13.84%	13.97%	13.84%	13.37%	10.06%

Effective income tax rate	13.8%	15.5%	21.6%	15.0%	13.1%
Effect of write-down of other real estate owned	0.0%	0.0%	0.0%	0.0%	0.5%
Effect of gain on sale of premises and equipment	0.0%	0.0%	0.0%	(0.4%)	0.0%
Effect of subordinated debt redemption cost	0.0%	0.3%	0.0%	0.1%	0.0%
Effect of acquisition-related expenses	0.1%	0.0%	0.0%	0.0%	0.0%
Effect of IT termination fee	0.2%	0.0%	0.0%	0.1%	0.0%
Adjusted effective income tax rate	14.1%	15.8%	21.6%	14.8%	13.6%